UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2011

HERITAGE FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-34902	38-3814230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
(Address of principal executive offices)

(229) 420-0000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided under Item 2.01 “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 19, 2011, HeritageBank of the South, a wholly owned subsidiary of Heritage Financial Group, Inc., entered into a definitive whole-bank purchase and assumption agreement with the Federal Deposit Insurance Corporation ("FDIC") to acquire First Southern National Bank ("First Southern"), a full-service bank based in Statesboro, Georgia, with total assets of approximately $175 million.  The Office of the Comptroller of the Currency closed First Southern and appointed the FDIC as receiver.

As a result of this acquisition, HeritageBank of the South will assume approximately $170 million in deposits and acquire $120 million in loans.  In addition to assuming all of the deposits of First Southern, HeritageBank of the South will purchase essentially all of its assets.  The FDIC and the Bank have entered into a loss-share agreement under which the FDIC will reimburse HeritageBank of the South for 80% of the losses on First Southern's covered loans and other real estate owned.

The foregoing description is a summary of the acquisition and is qualified in its entirety by reference to the entire agreement, a copy of which is attached as Exhibit 10.15 and is incorporated into this Form 8-K by reference.

ITEM 8.01.	OTHER EVENTS

On August 19, 2011, Heritage Financial Group, Inc. issued a press release announcing that HeritageBank of the South had signed a definitive whole-bank purchase and assumption agreement with the FDIC to acquire First Southern.  The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.15	Definitive whole-bank Purchase and Assumption Agreement dated August 19, 2011, between HeritageBank of the South and the Federal Deposit Insurance Corporation.

99.1	Press Release dated August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP, INC.

Date: August 22, 2011	By:	/s/ T. Heath Fountain
T. Heath Fountain
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

10.15	Definitive whole-bank Purchase and Assumption Agreement dated August 19, 2011, between HeritageBank of the South and the Federal Deposit Insurance Corporation.

99.1	Copy of press release issued by the Company on August 19, 2011.

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